SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

PRO-DEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2361 McGaw Avenue

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 17, 2013

To the Shareholders of Pro-Dex, Inc.:

The Annual Meeting of Shareholders of Pro-Dex, Inc. will be held at the Embassy Suites Irvine, 2120 Main Street, Irvine, California 92614, on January 17, 2013, at 8:00 a.m. Pacific Standard Time, for the following purposes:

1.

To elect five persons to serve as our directors for a term of one year each. The nominees for election to our Board of Directors are named in the attached Proxy Statement, which is part of this Notice.

2.	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on November 29, 2012, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Our Board is pleased to nominate for election as directors the five persons named in Proposal No. 1 in the attached proxy statement and on the enclosed BLUE proxy card.

Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed BLUE proxy card and return it in the enclosed addressed envelope. Your promptness in returning the BLUE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. You may also vote by telephone or Internet by following the instructions on the BLUE proxy card. If you return your BLUE proxy card or vote by telephone or Internet, you may nevertheless attend the Annual Meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

As you may be aware, a group of our shareholders including Mr. Nicholas J. Swenson, the “AO Partners Group”, has provided us notice that they intend to nominate their own slate of three director nominees for election as directors at the Annual Meeting and have filed a preliminary proxy statement to solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to our director nominees. We do not endorse the election of any of the AO Partners Group’s nominees as director. You may receive proxy solicitation materials from Mr. Swenson or other persons or entities affiliated with the AO Partners Group, including an opposition proxy statement or proxy card. OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF MR. SWENSON OR THE AO PARTNERS GROUP OR TO VOTE FOR ANY OF THE AO PARTNERS GROUP’S NOMINEES.

Even if you have previously signed a proxy card sent to you by or on behalf of the AO Partners Group, you have the right to change your vote by completing, signing and returning the enclosed BLUE proxy card in the addressed envelope provided or by following the instructions on the BLUE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of the AO Partners Group or any person other than our company. Voting against the AO Partners Group’s nominees on the AO Partners Group’s proxy card is not the same as voting for our director nominees, because a vote against any of the AO Partners Group’s nominees on their proxy card will revoke any previous proxy submitted by you.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR SIGNED BLUE PROXY CARD AS SOON AS POSSIBLE, OR YOU CAN VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE BLUE PROXY CARD.

OUR BOARD RECOMMENDS A VOTE “FOR” ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED BLUE PROXY CARD; AND A VOTE “FOR” PROPOSAL 2 .

By Order of the Board of Directors,

PRO-DEX, INC.

/s/ Harold A. Hurwitz

Corporate Secretary

If you have any questions, require assistance with voting your BLUE proxy card,

or need additional copies of the proxy materials, please contact our proxy solicitor:

AST Phoenix Advisors

110 Wall Street, 27th Floor

New York, NY 10005

Shareholders May Call Toll-Free: (877) 721-1318

Banks and Brokers May Call Collect: (212) 493-3910

2361 McGaw Avenue

Irvine, California 92614

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 17, 2013

PROXY STATEMENT

SOLICITATION OF PROXIES

The Board of Directors (“Board”) of Pro-Dex, Inc. has made these materials available to you in connection with the Board’s solicitation of proxies for our Annual Meeting of Shareholders to be held at the Embassy Suites Irvine, 2120 Main Street, Irvine, California 92614, on January 17, 2013, at 8:00 a.m. Pacific Standard Time, and at any and all adjournments or postponements thereof. Shareholders are requested to promptly vote by proxy either over the Internet, in person, by mail or by telephone by following the instructions provided in these materials. All shares represented by each properly submitted and unrevoked proxy received on the Internet or by telephone prior to 11:59 p.m. Eastern Standard Time on January 16, 2013, or by proxy card prior to or at the Annual Meeting will be voted in the manner specified therein, and if no direction is indicated, “for” each director nominee (except in the case of broker non-votes) and “for” each of the other proposals described on the proxy card.

Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the Annual Meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 p.m. Eastern Standard Time on January 16, 2013, will be counted), by submitting prior to or at the Annual Meeting a later dated proxy card executed by the person executing the prior proxy, or by attendance at the Annual Meeting and voting in person by the person submitting the prior proxy.

Any shareholder who owns shares in street name and would like to vote in person at the Annual Meeting should inform his or her broker of such plans and request a legal proxy from the broker. Such shareholders will need to bring the legal proxy with them to the Annual Meeting and valid picture identification such as a driver’s license or passport in addition to documentation indicating share ownership. Such shareholders who do not receive the legal proxy in time should bring with them to the Annual Meeting their most recent brokerage account statement showing that they owned Pro-Dex stock as of the record date. Upon submission of proper identification and ownership documentation, we will be able to admit the shareholder to the Annual Meeting; however, such shareholder will not be able to vote his or her shares at the Annual Meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholder’s vote will not be counted unless he or she appears at the Annual Meeting and votes in person.

Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals referred to in this proxy statement and specified in the accompanying Notice of Meeting. So far as is known to our Board, no other matters are to be brought before the Annual Meeting. However, if any other matters are presented properly for action at the Annual Meeting or at any adjournments or postponements thereof, it is intended that the proxies will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

This proxy statement, the accompanying BLUE proxy card and our Annual Report on Form 10-K, as amended, are being made available to our shareholders on or about December 21, 2012.

Our directors and director nominees are considered to be “participants” in this proxy solicitation under applicable regulations of the Securities and Exchange Commission (“SEC” or “Commission”) as well as other persons who solicit proxies on our behalf. Please refer to Annex A, “Certain Information Regarding Participants in the Company’s Solicitation of Proxies,” for information about our directors and director nominees as well as information about certain of our executives who may solicit proxies on our behalf. Other than the persons described in Annex A, none of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. Solicitation of proxies may be made by mail and telephone or oral communications with some shareholders. Our directors, director nominees, executive officers and other employees will not receive additional compensation for soliciting proxies or performing clerical or ministerial tasks in furtherance of solicitations. We will bear the cost of soliciting proxies pursuant to this proxy statement. We have engaged the firm of AST Phoenix Advisors (“Phoenix”) to assist in the solicitation of proxies. Under the terms of its agreement, the services of Phoenix include the distribution of materials to shareholders, providing information to shareholders (including direct contact with shareholders) from the materials prepared by us, analysis of beneficial ownership of our securities and providing such other advisory services as we may request from time to time. It is anticipated that Phoenix will employ approximately 15 persons to provide us with such services. We estimate that we will pay Phoenix approximately $30,000 plus expenses for these services. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures to be incurred by us relating to the proxy solicitation in excess of those normally spent for an annual meeting of our shareholders as a result of the proxy contest being waged by the AO Partners Group, excluding salaries and wages of our regular employees, will be approximately $90,000, of which we have incurred approximately $40,000 through December 21, 2012.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on January 17, 2013.

This proxy statement, and our Annual Report on Form 10-K, as amended, are available on our website at www.pro-dex.com under “Investor Relations,” “SEC Filings”.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 3,340,684 shares of our Common Stock outstanding at the close of business on November 29, 2012, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Under Colorado law, our Articles of Incorporation and our Bylaws, the holders of a majority of the total shares entitled to vote at the Annual Meeting, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Annual Meeting. Shares of our Common Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

An “abstention” is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) the broker or nominee does not have discretionary voting power under applicable rules or the instruments under which it serves in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

Assuming a quorum is present, for Proposal 1 (the election of directors) the five nominees for director receiving the highest number of affirmative votes will be elected; votes withheld, broker non-votes and votes against a nominee have no practical effect. In matters other than election of directors and, assuming that a quorum is present for each matter, the matter will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In such matters, abstentions and broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote. Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the record date. Votes cast at the Annual Meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the Annual Meeting.

As you may be aware, a group of our shareholders including Mr. Nicholas J. Swenson, the “AO Partners Group”, has provided us notice that they intend to nominate their own slate of three director nominees for election as directors at the Annual Meeting and have filed a preliminary proxy statement to solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to our director nominees. We do not endorse the election of any of the AO Partners Group’s nominees as director. You may receive proxy solicitation materials from Mr. Swenson or other persons or entities affiliated with the AO Partners Group, including an opposition proxy statement or proxy card. OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF MR. SWENSON OR THE AO PARTNERS GROUP OR TO VOTE FOR ANY OF THE AO PARTNERS GROUP’S NOMINEES.

Even if you have previously signed a proxy card sent to you by or on behalf of the AO Partners Group, you have the right to change your vote by completing, signing and returning the enclosed BLUE proxy card in the addressed envelope provided or by following the instructions on the BLUE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of the AO Partners Group or any person other than our company. Voting against the AO Partners Group’s nominees on the AO Partners Group’s proxy card is not the same as voting for our director nominees, because a vote against any of the AO Partners Group’s nominees on their proxy card will revoke any previous proxy submitted by you.

Recommendations of our Board

OUR BOARD RECOMMENDS A VOTE “FOR” ALL OF OUR DIRECTOR NOMINEES NAMED HEREIN AND ON THE ENCLOSED BLUE PROXY CARD; AND A VOTE “FOR” PROPOSAL 2.

THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of November 29, 2012 by (i) each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers, and (iv) all directors and all of our Named Executive Officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Beneficially Owned(3)
AO Partners I, L.P.; AO Partners, LLC; Glenhurst Co.; Nicholas J. Swenson; Farnam Street Partners, L.P.; Farnam Street Capital, Inc.; Raymond E. Cabillot; and, William James Farrell III(4)	690,184	20.7%
Nicholas J. Swenson(5) 3033 Excelsior Blvd., Suite 560 Minneapolis, MN 55416	520,354	15.6%
First Wilshire Securities Management, Inc.(7) 1224 East Green Street Pasadena, California 91106	270,979	8.1%
GRT Capital Partners, L.L.C.(8) 50 Milk Street, Floor 21 Boston, Massachusetts 02109	225,930	6.8%
Mark P. Murphy 21295 Clear Haven Drive Yorba Linda, California 92886	197,045	5.9%
GRT Deep Woods GP, L.L.C.(8) 50 Milk Street, Floor 21 Boston, Massachusetts 02109	192,464	5.8%
Glenhurst Co.(6) 3033 Excelsior Blvd. Suite 560 Minneapolis, Minnesota 55416	172,271	5.2%
Farnam Street Partners, L.P.; Farnam Street Capital, Inc.; Raymond E. Cabillot; and, Peter O. Haeg(9) 3033 Excelsior Blvd., Suite 320 Minneapolis, Minnesota 55416	168,830	5.1%
George J. Isaac(10)	99,834	2.9%
William L. Healey(10)	36,667	1.1%
Michael J. Berthelot(10)	31,667	*
David Holder(10)	31,667	*
David C. Hovda	—	—
Harold A. Hurwitz(10)	31,111	*

All Named Executive Officers, current directors and director nominees as a group (6 persons)	427,991	12.3%

*	Less than 1%.
1.	Unless otherwise indicated, the address is c/o Pro-Dex, Inc., 2361 McGaw Avenue, Irvine, California 92614.
2.

Unless otherwise indicated, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property and similar laws, where applicable.

3.

Applicable percentage ownership is based on 3,340,684 shares of Common Stock outstanding as of November 29, 2012. Any securities not outstanding but subject to warrants or options exercisable as of November 29, 2012, or exercisable within 60 days after such date, are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such warrants or options, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

4.

(a) Consists of: (i) 90,577 shares of our Common Stock held by AO Partners I, L.P., (ii) 172,271 shares of our Common Stock held by Glenhurst Co., (iii) 257,506 shares of our Common Stock held individually by Nicholas J. Swenson, (iv) 168,830 shares of our Common Stock held by Farnam Street Partners, L.P., and (v) 1,000 shares of our Common Stock held by William James Farrell III. By virtue of Raymond E. Cabillot and William James Farrell III agreeing to serve as director nominees in connection with the nomination by the AO Partners Group (as defined below) of Mr. Swenson, Mr. Cabillot and Mr. Farrell for election to our Board in opposition to our Board’s slate of candidates as presented in this proxy statement and the accompanying BLUE proxy card, the Farnam Group (as defined below) and Mr. Farrell may be deemed to constitute a “group” with the AO Partners Group for purposes of Section 13(d)(3) of the Exchange Act. For purposes of making disclosures herein concerning the AO Partners Group, the Farnam Group and Mr. Farrell, we have relied solely on the information set forth in that certain Schedule 13D/A filed by the AO Partners Group, the Farnam Group and Mr. Farrell with the SEC on October 26, 2012; that certain preliminary proxy statement on Schedule 14A filed by the AO Group with the SEC on November 9, 2012; and that certain Schedule 13D filed by the Farnam Group and Peter O. Haeg with the SEC on November 29, 2012 (collectively, the “AO Filings”) and this disclosure is qualified by reference to the complete text of the AO Filings. The disclosures herein concerning the AO Partners Group, the Farnam Group and Mr. Farrell do not reflect any acquisitions or dispositions of our securities, if any, by the AO Partners Group, the Farnam Group or Mr. Farrell since the date of the AO Filings.

(b) AO Partners I, L.P., AO Partners, LLC, Glenhurst Co. and Nicholas J. Swenson may collectively be referred to herein as the “AO Partners Group”. AO Partners, LLC is the General Partner of AO Partners I, L.P. Mr. Swenson is the Managing Member of AO Partners, LLC, and, in such capacity, has the power to direct the affairs of AO Partners, LLC, including the voting and disposition of shares of our Common Stock held by AO Partners I, L.P. As such, AO Partners I, L.P., AO Partners, LLC and Mr. Swenson may be deemed to share voting and dispositive power with regard to the 90,577 shares of our Common Stock held by AO Partners I, L.P. Mr. Swenson is also the sole owner of Glenhurst Co. and, in such capacity, has the power to direct the affairs of Glenhurst Co., including the voting and disposition of shares of our Common Stock held by Glenhurst Co. As such, Mr. Swenson and Glenhurst Co. may be deemed to share voting and dispositive power with regard to the 172,271 shares of our Common Stock held by Glenhurst Co. The AO Partners Group expressly disclaims beneficial ownership of securities held by either the Farnam Group or Mr. Farrell. The securities reported herein as being beneficially owned by the AO Partners Group do not include any securities held by either the Farnam Group or Mr. Farrell. The principal business address of each of AO Partners I, L.P., AO Partners, LLC, Glenhurst Co. and Nicholas J. Swenson is 3033 Excelsior Blvd., Suite 560, Minneapolis, Minnesota 55416.

(c) Farnam Street Partners, L.P., Farnam Street Capital, Inc. and Raymond E. Cabillot may collectively be referred to herein as the “Farnam Group”. Farnam Street Capital, Inc. is the General Partner of Farnam Street Partners, L.P. Mr. Cabillot is the Chief Executive Officer and a director of Farnam Street Capital, Inc. and, in such capacity, has the power to direct the affairs of Farnam Street Capital, Inc., including the voting and disposition of shares of our Common Stock held by Farnam Street Partners, L.P. As such, Farnam Street Partners, L.P., Farnam Street Capital, Inc. and Mr. Cabillot may be deemed to share voting and dispositive power with regard to the 168,830 shares of our Common Stock held by Farnam Street Partners, L.P. The Farnam Group expressly disclaims beneficial ownership of securities held by either the AO Partners Group or Mr. Farrell. The securities reported herein as being beneficially owned by the Farnam Group do not include any securities held by either the AO Partners Group or Mr. Farrell. The principal business address of Farnam Street Partners, L.P., Farnam Street Capital, Inc. and Mr. Cabillot is 3033 Excelsior Blvd., Suite 320, Minneapolis, Minnesota 55416.

(d) Mr. Farrell expressly disclaims beneficial ownership of securities held by either the AO Partners Group or the Farnam Group. The principal business address of Mr. Farrell is c/o Vizsy, Inc., 1001 Twelve Oaks Center Dr., Suite 1009, Wayzatta, Minnesota 55391.

5.

Consists of: (i) 90,577 shares of our Common Stock held by AO Partners I, L.P., (ii) 172,271 shares of our Common Stock held by Glenhurst Co., and (iii) 257,506 shares of our Common Stock held individually by

Nicholas J. Swenson. AO Partners, LLC is the General Partner of AO Partners I, L.P. Mr. Swenson is the Managing Member of AO Partners, LLC, and, in such capacity, has the power to direct the affairs of AO Partners, LLC, including the voting and disposition of shares of our Common Stock held by AO Partners I, L.P. As such, AO Partners I, L.P., AO Partners, LLC and Mr. Swenson may be deemed to share voting and dispositive power with regard to the 90,577 shares of our Common Stock held by AO Partners I, L.P. Mr. Swenson is also the sole owner of Glenhurst Co. and, in such capacity, has the power to direct the affairs of Glenhurst Co., including the voting and disposition of shares of our Common Stock held by Glenhurst Co. As such, Mr. Swenson and Glenhurst Co. may be deemed to share voting and dispositive power with regard to the 172,271 shares of our Common Stock held by Glenhurst Co. For purposes of making disclosures herein concerning AO Partners I, L.P., AO Partners, LLC, Glenhurst Co. and Mr. Swenson, we have relied solely on the information set forth in the AO Filings and this disclosure is qualified by reference to the complete text of the AO Filings. The disclosures herein concerning AO Partners I, L.P., AO Partners, LLC, Glenhurst Co. and Mr. Swenson do not reflect any acquisitions or dispositions of our securities, if any, by AO Partners I, L.P., AO Partners, LLC, Glenhurst Co. or Mr. Swenson since the date of the AO Filings.

6.

Consists of 172,271 shares of our Common Stock held by Glenhurst Co. Nicholas J Swenson is the sole owner of Glenhurst Co. and, in such capacity, has the power to direct the affairs of Glenhurst Co., including the voting and disposition of shares of our Common Stock held by Glenhurst Co. As such, Mr. Swenson and Glenhurst Co. may be deemed to share voting and dispositive power with regard to the 172,271 shares of our Common Stock held by Glenhurst Co. For purposes of making disclosures herein concerning Glenhurst Co. and Mr. Swenson, we have relied solely on the information set forth in the AO Filings and this disclosure is qualified by reference to the complete text of the AO Filings. The disclosures herein concerning Glenhurst Co. and Mr. Swenson do not reflect any acquisitions or dispositions of our securities, if any, by Glenhurst Co. or Mr. Swenson since the date of the AO Filings.

7.	First Wilshire Securities Management, Inc. claims sole voting power of 14,447 shares and sole dispositive power of 270,979 shares.
8.

GRT Capital Partners, L.L.C. claims sole voting power and sole dispositive power of 33,466 shares, and GRT Capital Partners, L.L.C. and GRT Deep Woods GP, L.L.C. both claim shared voting power and shared dispositive power of 192,464 shares.

9.

Pursuant to the information set forth in that certain Schedule 13D filed by Farnam Street Partners, L.P., Farnam Street Capital, Inc., Raymond E. Cabillot, and Peter O. Haeg with the SEC on November 29, 2012, Farnam Street Partners, L.P., Farnam Street Capital, Inc., Raymond E. Cabillot, and Peter O. Haeg claim shared voting power and shared dispositive power of 168,830 shares of our Common Stock held by Farnam Street Partners, L.P.

10.

Includes shares of Common Stock issuable upon the exercise of options which were exercisable as of November 29, 2012, or exercisable within 60 days after November 29, 2012, as follows: Mr. Isaac, 60,000 shares; Mr. Healey 26,667 shares; Mr. Berthelot, 20,000 shares; Mr. Holder, 20,000 shares; Mr. Hurwitz, 26,111 shares; and all current directors and Named Executive Officers as a group, 152,778 shares.

Proposal No. 1

ELECTION OF DIRECTORS

Current Board Structure and Director Terms

Our Board is currently composed of four members. All directors or their successor nominees stand for election each year.

From December 2007 until the departure from the Company of Mr. Mark Murphy in April 2012, our Board had been composed of five members. Mr. Murphy’s departure created a vacancy on the Board for which we are nominating Mr. David C. Hovda as a director.

Certain information with respect to each of the nominees who will be presented at the Annual Meeting by our Board for election as a director is set forth below. Although it is anticipated that each nominee will be available to serve as a director, should that nominee become unavailable to serve, proxies will be voted for such other person as may be designated by our Board.

Unless the authority to vote for directors has been withheld in the proxy, the person named in the accompanying proxy intends to vote at the Annual Meeting for the election of each of the nominees presented below. In the election of directors, assuming a quorum is present, the five nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected as our directors.

DIRECTORS

Set forth below is certain information with respect to our directors.

Name	Age	Position With Company	Audit	Compensation	Nominating Governance
Michael J. Berthelot	62	Director, Chief Executive Officer and President
William L. Healey	67	Director and Chairman of the Board	X	X	C
David Holder	70	Director	X	C	X
George J. Isaac	67	Director	C	X	X

(X)	Member of the Committee
(C)	Chairman of the Committee

Messrs. Healey, Holder and Isaac currently each qualify as an “independent director” as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and we expect that each will continue to qualify as an “independent director” if elected.

Our Board is of the opinion that the election to our Board of the director nominees identified herein, each of whom has consented to serve if elected, would be in our shareholders’ best interests.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE

NOMINEES NAMED BELOW.

Michael J. Berthelot (62), current director and nominee, is our Chief Executive Officer and President, and has held these positions since April 2012. In addition, Mr. Berthelot has been the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm, since 2003, and is the founder and principal of Corporate Governance Advisors Inc., a consulting firm that provides corporate governance audits, performance evaluations, and advisory services to public company boards. From 1991 to 2003, he served as Chairman and Chief Executive Officer of TransTechnology Corporation, an NYSE listed multinational aerospace equipment and highly engineered industrial products manufacturing firm, and from 2003 until July 2006, he continued to serve as its non-executive Chairman. Mr. Berthelot is a Certified Public Accountant and serves as a director, chair of the compensation committee and member of the audit committee of Fresh Del Monte Produce Inc., a $3.8 billion global consumer products company which trades on the NYSE, and on the boards of several privately held companies in the technology industry. He teaches corporate governance at the University of California, San Diego’s Rady School of Management’s MBA program. Mr. Berthelot has been a director of ours since 2009.

Mr. Berthelot brings the following experience, qualifications, attributes and skills to our Board:

•

Operating and management experience in highly regulated manufacturing and distribution businesses where products are used in life and death situations, including experience as chairman and chief executive officer of a publicly traded multinational manufacturing and distribution business for 13 years;

•

Core management and leadership skills gained through experience overseeing and managing multinational operations at the director and chief executive officer levels, including experience in evaluating strategic development opportunities and challenges, risk management, senior leadership development, vendor and customer relationships, competitive and financial positioning and shareholder relationships;

•

Experience in financial reporting, taxation, accounting and financial controls, business combination transactions, divestiture, restructuring and international business operations, including training as a Certified Public Accountant; and

•

Experience in governance matters through public and private directorships for more than 30 years, as a consultant on governance best practices, a speaker on executive compensation issues, and as a faculty member at a leading university, including experience with matters addressed by compensation, governance and audit committees.

William L. Healey (67), current director and nominee, has been a private investor and business consultant since 2006. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Directors of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also serves as a director of Microsemi Corporation and Sypris Solutions Inc. Mr. Healey has been a director of ours since 2007.

Mr. Healey brings the following experience, qualifications, attributes and skills to our Board:

•	20 years of senior-management-level experience in the semiconductor manufacturing industry, including experience in leading certain domestic and international manufacturing operations;

•	14 years of CEO-level experience in the electronics manufacturing services industry, including experience taking a manufacturing company public and participating in several corporate acquisitions;

•	16 years of board experience with five public companies including 10 years as chairman or lead independent director; and

•	Independent of our management.

David Holder (70), current director and nominee, has been the Managing General Partner for Holder Capital Partners, a Southern California-focused early-stage, consulting practice focused on healthcare and medical technology, since 1984. From 1997 to 2001, he served as founding venture partner for Mission Ventures, a venture capital fund. During his tenure at Mission Ventures, $288 million was raised in two funds. In addition to his Mission Ventures investments, he has personally invested in nineteen early-stage ventures and has four currently active portfolio investments. He has formerly served on the board of directors, or attended as the venture capital representative, the board meetings of twelve venture-backed companies including Pyxis (Nasdaq: PYXS; acquired by Cardinal Health, NYSE: CAH; now part of CareFusion, NYSE: CFN), TheraTx (Nasdaq: THTX, acquired by Vencor), MedicineNet (acquired by WebMD, LLC), Covenant Care, WorkWell and Nexiant. Since 1997, until its acquisition in April 2011, he attended Cogent Healthcare (acquired by HMG) board meetings on behalf of Mission Ventures. He is an early investor and serves on the Senior Advisory Board of MedAssets Corporation (Nasdaq: MDAS) and has served as a member of several non-profit boards. Mr. Holder has been a director of ours since 2009.

Mr. Holder brings the following experience, qualifications, attributes and skills to our Board:

•	Experience as the sales executive in the development of a fast growing public medical products company, responsible for the simultaneous growth/business development of multiple product lines;

•	Significant experience regarding capital formation gained from personal venture investing and institutional venture capital background;

•	Executive, sales and management experience, gained as original VP of Sales for Home Healthcare of America (later renamed Caremark);

•	General management/operations experience with Bergen Brunswig Corp. (now AmerisourceBergen);

•

Sales and management experience gained through positions in two divisions of a large public company, Baxter Laboratories, and subsequently as Director of Sales of a division of American Hospital Supply Corp.;

•

Knowledge and understanding of the latest capitalization, business development and marketing trends, from his current position as Managing General Partner for Holder Capital Partners, a Southern-California focused, early-stage, consulting practice;

•

Early investor in and current member of the Senior Advisory Board of a public, fast growth, middle market healthcare SaaS company, with a large provider client base of hospital IDNs and physician healthcare delivery networks; and

•	Independent of our management.

George J. Isaac (67), current director and nominee, is a Certified Public Accountant and has had his own certified public accounting firm since 2003. Mr. Isaac served as a consultant to us and our predecessor from 1978 until 1984, was our Chief Financial Officer from August 1995 to June 2000, and Secretary from June 2000 to October 2003. Mr. Isaac was a principal in the certified public accounting firm of Joseph B. Cohan and Associates, Worcester, Massachusetts from 1978 to 1995. Mr. Isaac is a director of Professional Sales Associates, Inc., a dental product sales organization, and Commerce Bank & Trust, both privately held, and is a trustee of Becker College. Mr. Isaac has been a director of ours since 1995.

Mr. Isaac brings the following experience, qualifications, attributes and skills to our Board:

•	Financial management experience in serving as our chief financial officer for more than 11 years;

•	Leadership and industry experience in serving on the Board of Directors for a company in one of our target industries;

•	Significant and in-depth knowledge of the dental products industry, one of our key markets;

•

Experience in financial reporting, internal control, Sarbanes-Oxley, SEC regulations, taxation, accounting, financial controls, business combination transactions, and governance as a Certified Public Accountant; and

•	Independent of our management.

David C. Hovda (50), a director nominee, has served as President, Chief Executive Officer and a member of the Board of Directors of Spinal Motion, Inc., a privately held medical device company that designs, develops and markets artificial discs for use in the spine, since 2004 . Prior to joining Spinal Motion, he held leadership positions with Arthrocare, Inc., (Nasdaq: ARTC), a developer and manufacturer of surgical devices, instruments, and implants focused on enhancing surgical techniques and patient outcomes, serving as the Vice President/General Manager of its Spine Division from 1999 to 2004, and as the Managing Director of its ENT Division from 1997 to 1999. From 1992 to 1997, Mr. Hovda served in financial analysis and product management positions with Medtronic, Inc. (NYSE: MDT), a multi-national medical technology company, which culminated in his service as the European Business Manager of its Upper Airway Venture from 1995 to 1997. He holds more than 30 patents related to radio frequency ablation technology, specific clinical applications, and artificial disc replacement designs and implantation methods. Mr. Hovda served for five years with the United States Navy, achieving the rank of Lieutenant. He received a Bachelor of Science degree in Civil Engineering from Northwestern University and an MBA from the Harvard Graduate School of Business Administration.

Mr. Hovda brings the following experience, qualifications, attributes and skills to our Board:

•

Current senior-level management, operating and board experience based on 20 years of participation in the medical device industry, our primary target market, eight years of which are specifically with medical devices to treat disorders of the spine, a sector within the medical device industry which we believe represents potential for future revenue growth;

•

Core management and leadership skills gained through experience overseeing and managing operations at the manager and chief executive officer levels, including experience in medical device intellectual property, product development, clinical testing and marketing; and

•	Experience in financial analysis, including operational restructuring, acquisition opportunities and market entry feasibility.

BUSINESS EXPERIENCE OF KEY MANAGEMENT

Set forth below is information concerning our other non-director key management personnel.

Harold A. Hurwitz (60) was appointed our Treasurer, Chief Financial Officer and Secretary in October 2010. Between March 2010 and September 2010, Mr. Hurwitz served as an independent consultant, providing service primarily to a molecular diagnostics company. From April 2008 to February 2010, Mr. Hurwitz served as Chief Financial Officer and Vice President of Interventional Spine, Inc., a venture-backed medical device company. Prior to joining Interventional Spine in April 2008, Mr. Hurwitz served as Principal Consultant, focused on the medical technology industry, with McDermott & Bull from December 2005 to March 2008. Mr. Hurwitz served as an independent consultant from December 2004 to December 2005, with his primary client during that time being Micro Therapeutics, Inc., a then-public medical device company (now part of Covidien plc). He was Chief Financial Officer of Micro Therapeutics, Inc. from December 1997 to December 2004. Earlier in his career, Mr. Hurwitz was a Partner with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), where he was a Business Assurance Partner, Team Leader of its Orange County Medical Device Practice and an SEC Review Partner. He has a broad financial background that includes more than 35 years of public accounting and financial management experience. In addition, he has leadership experience in human resources and information technology, diversified fund raising and Sarbanes-Oxley compliance. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

BOARD MEETINGS AND RELATED MATTERS

During the fiscal year ended June 30, 2012, our Board held 11 meetings and acted two times by unanimous written consent. Of the 11 meetings, two were meetings solely of the independent members, and the independent members also met immediately after all of our full Board meetings. The “independent directors” consists of all non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) serving on our Board from time to time. No director attended less than 75% of the aggregate of all meetings of our Board and all meetings of committees of our Board upon which he served.

Our Board has an Audit Committee that consists of three Board members, Messrs. Isaac (Chairman), Healey and Holder. The Audit Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board. The duties of the Audit Committee include meeting with our independent registered public accounting firm to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accounting firm’s performance and appoints or replaces the independent public accounting firm subject, if applicable, to the consideration of shareholder ratification for the ensuing fiscal year. A copy of the Audit Committee’s current charter may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Audit Committee Charter.” The Audit Committee and Board have confirmed that the Audit Committee does and will continue to include at least three independent directors and has confirmed that Mr. Isaac meets applicable SEC regulations for designation as an “Audit Committee Financial Expert” based upon his experience noted herein. The Audit Committee held five meetings during the fiscal year ended June 30, 2012.

Our Board has a Compensation Committee that consists of three Board members, Messrs. Holder (Chairman), Isaac, and Healey. The Compensation Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board. A copy of the Compensation Committee’s current charter may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Compensation Committee Charter.” The Compensation Committee establishes compensation policies applicable to our executive officers and directors. The Compensation Committee held seven meetings during the fiscal year ended June 30, 2012.

Our Board has a Nominating/Corporate Governance Committee (“Nominating Committee”) that consists of three Board members, Messrs. Healey (Chairman), Holder, and Isaac. The Nominating Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board, a copy of which may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Charter of the Nominating/Corporate Governance Committee.” In such capacity, the Nominating Committee identifies and reviews the qualifications of candidate nominees to our Board.

The Nominating Committee works with our Board to determine the appropriate characteristics, skills, and experiences for our Board as a whole and its individual members with the objective of having a Board with diverse experience. The Nominating Committee believes that it is desirable that directors possess an understanding of our business environment and have the requisite ethical standards, knowledge, skills, expertise and diversity of experience such that our Board’s ability to manage and direct our affairs and business is enhanced. Additional considerations may include an individual’s capacity to enhance the ability of committees of our Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. The Nominating Committee may receive candidate nomination suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Board for such candidates. The Nominating Committee may also, from time to time, engage firms that specialize in identifying director candidates. Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, a member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that it might be evaluating for nomination to our Board. The Nominating Committee or other Board members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. With the candidate’s consent, the Nominating Committee may also engage an outside firm to conduct background checks on the candidate as part of the evaluation process. The Nominating Committee’s evaluation process does not vary based on the source of the recommendation. The Nominating Committee held four meetings during the fiscal year ended June 30, 2012.

The Nominating Committee will consider candidate nominees for election as a director who are recommended by shareholders. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any such candidate to be considered for nomination and, if nominated, to be included in the proxy statement, such recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of our proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders.

In compiling the list of our Board nominees appearing in this proxy statement, nominee referrals as well as nominee recommendations were received from existing directors and members of management—both solicited and unsolicited. No paid consultants were engaged by us, our Board or any of our Board’s committees for the purposes of identifying qualified, interested Board candidates.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

BOARD LEADERSHIP STRUCTURE

Our Board has separated the roles of Chairman of the Board and Chief Executive Officer. Mr. Healey, an independent director, serves as Chairman of our Board and presides at all Board and shareholder meetings. Mr. Berthelot is the Chief Executive Officer, serves as our primary spokesperson and supervises our business, subject to the direction of our Board. The full Board annually assesses Mr. Berthelot’s performance as Chief Executive Officer. We believe that an independent Chairman is better able to provide oversight and guidance to management, especially in relation to the Board’s essential role in risk management oversight, and to ensure the efficient use and accountability of resources. Furthermore, this separation provides for focused engagement between these two roles in their respective areas of responsibility, while still providing for collaborative participation. The separation of the Chairman and Chief Executive Officer roles, together with our other comprehensive corporate governance practices, are designed to establish and preserve management accountability, provide a structure that allows the Board to set objectives and monitor performance, and enhance stockholder value.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee and management reports about such risks and their mitigation. Our Board believes the division of risk management responsibilities described above is an effective approach for evaluating and addressing the risks we face and that the structure allows our Board to exercise effective oversight of the actions of management.

Compensation Committee Processes and Procedures

The Compensation Committee is comprised of three independent directors: Messrs. Holder (Chairman), Isaac and Healey. Typically, the Compensation Committee meets at least once each quarter and with greater frequency if necessary. The Compensation Committee met seven times during the fiscal year ended June 30, 2012. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee and our outside legal counsel with input from the other Committee members as well. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings or executive sessions. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee engaged Radford, a subsidiary of Aon Consulting (“Radford”), as its independent compensation consultant for the year ended June 30, 2012. Over the course of its engagement, Radford assisted the Compensation Committee in:

•	evaluating the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	refining our compensation strategy and developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, the Compensation Committee directed Radford to develop and update, as appropriate, a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford also conducted individual interviews with members of senior management and the Compensation Committee to learn more about our business operations, strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations and metrics that were presented to the Compensation Committee for its consideration. We do not have any relationship or arrangement with Radford other than the Compensation Committee’s contractual engagement of Radford as its compensation consultant and Radford provides no services to us other than those provided to the Compensation Committee.

The Compensation Committee makes its most significant determinations with respect to annual compensation, bonus awards, and new financial and other corporate performance objectives for executive compensation purposes, at one or more meetings held during the first quarter of the fiscal year for which the targets and compensation levels are applicable. The Compensation Committee generally makes determinations regarding the grant of annual equity incentive awards to our employees at the first meeting held following the Audit Committee’s approval of the Form 10-K Annual Report for the fiscal year just ended—generally during the first quarter of the fiscal year. At various meetings throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of, and any risks relating to, our compensation strategies, policies and practices, potential modifications to those strategies, policies and practices, and new trends, plans or approaches to compensation.

Generally, the Compensation Committee’s process consists of two related elements: (i) the determination of compensation levels and (ii) the establishment of financial and other corporate performance objectives in connection with our Annual Incentive and Long-Term Incentive Plans. Our Annual Incentive Plan provides for payment of cash bonuses to participants following the completion of a fiscal year subject to the attainment of certain performance goals. Our Long-Term Incentive Plan rewards long-term growth, profitability and total shareholder return by providing a vehicle through which our executive officers may receive stock-based compensation. For executive officers other than our CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our CEO. In the case of our CEO, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as equity awards to be granted. Our CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, our stock performance data, analyses of historical executive compensation levels and our current compensation levels, and the recommendations of its independent compensation consultants, including analyses of executive and director compensation paid at other companies identified by its independent compensation consultants. Periodically, the Compensation Committee reviews all of our incentive compensation plans in order to evaluate the level of risk that such plans may encourage and, along with management’s report concerning such matters and their mitigation, to ensure that each plan is properly monitored and evaluated. The specific determinations of the Compensation Committee with respect to executive compensation for the fiscal year ended June 30, 2012 are described herein.

Compensation Committee Philosophy

Our compensation philosophy is predicated upon the following concepts:

•

We pay competitively. We are committed to providing a pay program that helps attract and retain highly qualified people in the industry. To ensure that pay is competitive, we compare our pay practices with those of other leading companies of similar size and location(s) and set our pay parameters based on this review.

•

We pay for sustained performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by our Board by reviewing the extent to which strategic and business plan goals are met, including such factors as revenues, operating profit and cash flow.

•

We strive for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual as compared to the compensation paid to both our executives and executives at comparable companies.

•	We believe that employees should understand the performance evaluation and pay administration process.

The Compensation Committee believes that it is important that our executives be compensated in a manner that closely links compensation with performance and yet does not incent excessive risk-taking. To that end, the Compensation Committee has developed a comprehensive and balanced compensation plan that includes a base salary; an annual cash incentive based upon our Annual Incentive Plan; a long-term stock incentive based upon our Long-Term Incentive Plan; equity awards; and, a package of benefits similar in scope and nature to those offered to all our other employees. In comparing its compensation plans to a pre-selected peer group, the Compensation Committee has established a target compensation range at the 25th percentile of that peer group. While the Compensation Committee believes that the 25th percentile is likely a lower target than is used by most other companies in the peer group, the Compensation Committee, upon the advice of Radford, determined that our small size relative to the peer group warranted the lower target.

The Compensation Committee believes that there are no risks related to our compensation plans that would result in a material adverse impact on us. This conclusion is based upon management’s risk analysis and the Compensation Committee’s belief that the following mitigating factors also serve to reduce such risks:

•	Incentives are capped at a maximum amount regardless of the degree to which objectives may be exceeded.

•	Payments are based upon audited year end results.

•	Multiple objectives are used as performance targets.

•	Computations are reviewed at regular intervals during the year and are subject to multiple levels of review at the management, committee, and full Board level.

•	All incentives are based upon pre-established objective criteria as approved by our Board.

COMPENSATION OF EXECUTIVE OFFICERS AND MANAGEMENT

Compensation of Executive Officers

The following table sets forth certain compensation information for the fiscal years ended June 30, 2012 and 2011, for our principal executive officer, our principal financial officer and one other executive officer, who was the only other executive officer whose total compensation exceeded $100,000 during fiscal year ended June 30, 2012 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Michael J. Berthelot(4)	2012	$52,888	$—	$—	$190,431	$—	$—	$243,319
Director, CEO	2011	$—	$—	$—	$—	$—	$—	$—
and President

Mark P. Murphy(5)	2012	$250,378	$12,082	$—	$55,707	$17,441	$317,704	$653,312
Director, CEO	2011	$311,049	$300,000	$—	$45,378	$—	$16,354	$672,781
and President

Harold A. Hurwitz(6)	2012	$185,075	$4,625	$—	$21,265	$—	$6,494	$218,089
CFO, Treasurer	2011	$135,192	$59,293	$—	$18,151	$—	$3,032	$215,668
and Secretary

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2012 and 2011, for the fair value of stock awards granted to each of our Named Executive Officers calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the restricted stock awards, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2012. These amounts reflect only our accounting expense for these stock awards and do not correspond to the actual value that will be recognized by our Named Executive Officers.

(2)

This column represents the aggregate grant date fair value of stock options granted to each of our Named Executive Officers calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2012. These amounts reflect only the expense to be recognized for financial statement purposes and do not correspond to the actual value that will be recognized by our Named Executive Officers. See the table of Outstanding Equity Awards at June 30, 2012, below, for more information on options held by the Named Executive Officers. Stock options awarded have a term of ten years; vest in equal monthly or annual installments as per the applicable option agreement over a period of up to four years, and have an exercise price equal to either (a) the average of the high and low prices of our

Common Stock on the Nasdaq Capital Market on the date of grant for options granted under our First Amended and Restated 2004 Stock Option Plan, or (b) the closing price of our Common Stock on the Nasdaq Capital Market on the last business day prior to the date of grant in which a closing price is available for options granted under our Second Amended and Restated 2004 Stock Option Plan.

(3)	All Other Compensation consists of:

Name	Year	Life and health insurance premium payments	Matching contributions to the Company’s 401(k) plan	Separation agreement payments	Total ($)
Michael J. Berthelot	2012	$—	$—	$—	$—
	2011	$—	$—	$—	$—

Mark P. Murphy	2012	$15,388	$2,316	$300,000	$317,704
	2011	$14,035	$2,319	$—	$16,354

Harold A. Hurwitz	2012	$5,854	$640	$—	$6,494
	2011	$3,032	$—	$—	$3,032

(4)	Mr. Berthelot’s employment with us commenced April 20, 2012.
(5)

Mr. Murphy’s employment with us concluded April 20, 2012. Of the Option Awards granted to Mr. Murphy in 2012 and 2011, 100% and 53%, respectively, expired unexercised upon the conclusion of Mr. Murphy’s employment with us.

(6)	Mr. Hurwitz’s employment with us commenced October 4, 2010.

Employment Agreements with Named Executive Officers

Employment Arrangement with Michael J. Berthelot

On April 20, 2012, Michael J. Berthelot, our Chief Executive Officer, entered into an at-will employment arrangement (the “Berthelot Employment Arrangement”). Under the terms of the Berthelot Employment Arrangement, Mr. Berthelot will report to the Board and his compensation will consist of the following components:

•	A base salary at an annualized rate of $300,000.

•	Participation in the Company’s Annual Incentive Plan and Long Term Incentive Plan.

•

Mr. Berthelot is permitted to participate in any program of stock options or other equity grants which the Company may from time to time provide key employees. Subject to the foregoing, on May 14, 2012, an initial grant under this program was made for options to purchase 200,000 shares of our common stock at $1.99 per share (the closing price for the Company’s shares as of the last business day immediately prior to the grant date in which a closing price was available), and such options will vest in their entirety on the third anniversary following the grant date. The options have a term of ten years from the grant date and to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as Incentive Stock Options.

•

Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits of the Company on the same terms as other employees of the Company, except Mr. Berthelot will not participate in the Company-wide employee bonus plan. Mr. Berthelot has elected to not participate in the Company’s health and dental insurance plans.

Employment Arrangement with Harold A. Hurwitz

On October 6, 2010, pursuant to authorization by our Board and recommendation of our Compensation Committee, Harold A. Hurwitz began service as our Chief Financial Officer. In connection with his appointment, Mr. Hurwitz entered into an at-will employment arrangement with us (the “Hurwitz Employment Arrangement”). Under the terms of the Hurwitz Employment Arrangement, Mr. Hurwitz will report to our Chief Executive Officer and his compensation will consist of the following components:

•	A base salary at an annualized rate of $185,000.

•	Participation in our Annual Incentive Plan and Long Term Incentive Plan.

•

Mr. Hurwitz is permitted to participate in any program of stock options or other equity grants which we may from time to time provide key employees. Subject to the foregoing, on October 7, 2010, an initial option grant under this program was made for options to purchase 20,000 shares of our common stock at $1.97 per share (the average of the opening and closing prices for our shares on that date), which vests in equal monthly installments over the ensuing 36-month period. The options have a term of ten years from the grant date and to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as Incentive Stock Options.

•

Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits of ours on the same terms as our other employees, except Mr. Hurwitz will not participate in the Company-wide employee bonus plan.

Fiscal Year 2013 Compensation Reduction

Upon the recommendation of management and as approved by the Compensation Committee and our Board, all our employees, including the Named Executive Officers, became subject to a 5% reduction in base compensation, effective July 1, 2012. This reduction will remain in effect throughout fiscal year 2013 unless a pre-determined threshold of income before interest, depreciation and taxes (“EBITDA”) is achieved. In the event this threshold EBITDA is achieved, the likelihood of which cannot be assured, we intend to repay the accumulated amount of the reduced base compensation to our employees.

Annual Incentive Awards

On July 14, 2010, our Board approved an Annual Incentive Plan (“AIP”) to provide annual cash-based incentive opportunities for our key employees. The AIP provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain pre-determined performance goals established by our Board. Target incentives under the AIP range from 20% to 50% of a participant’s base salary with a maximum achievement factor of 200%, capping such awards at 40% to 100% of base salary. Fiscal 2012 performance metrics for our Named Executive Officers included financial performance measures related to revenue growth, profit before tax, net cash flow and other measures directly related to each Named Executive Officer’s individual job responsibilities and areas of influence. During fiscal 2012, six individuals participated in the Annual Incentive Plan under which total awards of $42,772 were made. Our current Chief Executive Officer, Michael J. Berthelot, was not eligible to participate in the 2012 AIP. Upon the recommendation of management and as approved by the Compensation Committee and our Board, payment of all AIP awards for 2012 (except for the award paid to our former Chief Executive Officer) was deferred until such time as our Company-wide 5% reduction in base compensation is repaid to all employees who are not members of senior management (see “Fiscal Year 2013 Compensation Reduction” above).

Under the fiscal 2012 AIP, our former Chief Executive Officer, Mark Murphy, received a payment at the time of his departure from the Company in accordance with the terms of the AIP. For fiscal 2012, Mr. Murphy’s performance objectives were as follows:

Objective	Target	Relative Weighting Factor	Achievement
Pre-tax profit	$892,000	30%	Not Achieved
Net cash flow	$947,403	30%	Not Achieved
Revenue growth from customers other than the Company’s then-largest customer	$2,280,000	20%	Not Achieved
Resolution of the ultimate disposition of the Astromec division	N/A	10%	Achieved
New customer/new product revenues	$1.5 million	10%	Not Achieved

Under the terms of the AIP, an award of $12,082 was made to Mr. Murphy based upon his 10% achievement factor and prorated for the nine months and twenty days he was with the Company during fiscal 2012.

Mr. Hurwitz’s performance objectives for fiscal 2012 were as follows:

Objective	Target	Relative Weighting Factor	Achievement
Pre-tax profit	$892,000	30%	Not Achieved
Net cash flow	$947,403	30%	Not Achieved
Accelerate closing process	Within 5 days for non-quarter-end months; within 10 days for quarter-end months	10%	Achieved
Develop management dashboard	N/A	10%	Not Achieved
Reduce days sales in accounts receivable	42 days	10%	Not Achieved
Reduce excess and obsolete inventory	$300,000	10%	Not Achieved

Under the terms of the AIP, a fiscal 2012 award of $4,625 was made to Mr. Hurwitz based upon his 10% achievement factor, although payment of such award has been deferred as noted above.

For fiscal 2013, the AIP incentive program has been slightly modified so as to recognize both individual performance as well as overall corporate performance. Awards will be calculated by multiplying (a) the Individual Achievement Factor as determined by each participant’s achievement of his individual objectives times (b) the Corporate Achievement Factor. For fiscal 2013 the Corporate Achievement Factor has been established as EBITDA (as determined by our Board based on our applicable audited financial statements and calculated substantially in conformance with our historic determination of EBITDA) of $800,000. No incentives will be paid unless a minimum Corporate Achievement Factor is achieved, which minimum Corporate Achievement Factor has been established as EBITDA of $300,000. To illustrate this calculation, if an individual has a target award of 25% of base salary, an Individual Achievement Factor of 60%, and the Company achieves EBITDA (without regard to any such incentives) of $400,000, the AIP award would equal 25% (target award) x 60% (Individual Achievement) x 50% (Corporate Achievement), or 7.5% of salary.

For fiscal 2013, Mr. Berthelot’s AIP performance objectives have been established as follows:

Objective	Target	Relative Weighting Factor
Revenue	$14 million	33%
Cash flow before financing activities	$1.4 million	33%
EBITDA	$500,000	34%

Mr. Berthelot’s target award as a percentage of base salary is 50%.

For fiscal 2013, Mr. Hurwitz’s AIP performance objectives have been established as follows:

Objective	Target	Relative Weighting Factor
Cash flow before financing activities	$1.4 million	30%
Improve yield on cash balances	1%	25%
Maintain G&A spending to budget	$1,900,032	25%
Execute equity distribution plan if approved	N/A	20%

Mr. Hurwitz’s target award as a percentage of base salary is 25%.

Long-Term Incentive Awards

On July 14, 2010 our Board approved a Long Term Incentive Plan (“LTIP”) in order to provide an incentive for executives to focus on the long-term sustainable growth of the Company by rewarding business decisions and actions over a longer term than the AIP, thus avoiding plan designs that could incentivize executives to take actions that would result in short-term gain in order to bolster annual incentive compensation without regard to the long-term best interests of the Company. Six key executives, including our Named Executive Officers, participate in the LTIP.

The LTIP allows for an award to be made to the participants by the Compensation Committee at the beginning of each fiscal year, with the final determination and payment of that award occurring at the end of the third year following the award’s grant and after such payment is approved by the Compensation Committee. The Compensation Committee reviews the status and forecasted amount of outstanding LTIP awards for each participant, including the Named Executive Officers, on a quarterly basis. The Compensation Committee may include or exclude the impact of certain items such as expenses related to restructuring or productivity initiatives, non-operating items, acquisition expenses and any other items of gain, loss or expense that may be determined to be extraordinary or unusual in nature or infrequent in occurrence. Unless otherwise provided in the plan, LTIP awards are paid in shares of Company restricted stock granted under our Second Amended and Restated 2004 Stock Option Plan. LTIP awards may range from 50% to 150% of the target award depending upon the actual achievement level as measured against certain predetermined performance objectives.

Target awards under the LTIP are set at 50% of base salary. Performance metrics are established for each participant and achievement is measured over a three-year period. One-half of each LTIP award is determined by Total Shareholder Return (“TSR”) as measured against a peer group of companies. TSR includes share price change, as well as reinvested dividends. In order to avoid significant swings in TSR caused by anomalous events that might occur at the beginning or end of the measurement period, TSR is measured using the average closing prices of the Company’s shares and those of the comparator group during the ninety day periods which precede the first and last days of the measurement period. The minimum achievement level with regard to that portion of the LTIP award measured by TSR is the 40th percentile of the comparator group. The remaining half of the LTIP award is measured against performance objectives which may include revenue growth, net income, EBITDA or similar metrics which are established by the Compensation Committee within the first 75 days of the measurement period.

The LTIP performance goals established for the all of the participants, including the Named Executive Officers, are as follows:

•

For LTIP award periods beginning in fiscal 2011 and 2012, the LTIP performance goal consists of three equally weighted strategic objectives related to revenue, pre-tax profit, and cash flow before financing activities.

•	For the LTIP award period beginning in fiscal 2013, the LTIP performance goals for all participants consist of two equally weighted strategic objectives related to revenue and net income.

Also with respect to the LTIP award period beginning in fiscal 2013, a minimum corporate achievement factor has been included, similar to that used in the determination of awards under the AIP. The target corporate achievement factor for the 2013 LTIP awards has been set at EBITDA of $1.136 million and no LTIP awards will be made if EBITDA (after considering the LTIP award) in the final year of measurement is less than $568,000, regardless of achievement of the performance or TSR objectives. To illustrate this calculation, if an individual has a target award of 50% of base salary, a performance objective or TSR objective achievement factor of 60% and we achieve EBITDA (after considering the LTIP award) of $568,000, the LTIP award would equal 50% (target award) x 60% (performance or TSR objective) x 50% (corporate achievement) or 15% of salary.

Final determination of the amounts to be paid under the LTIP award periods beginning in fiscal 2011, 2012 and 2013 will occur following the end of fiscal years 2013, 2014 and 2015, respectively.

The LTIP contains claw back provisions that permit the compensation committee to require the repayment of any LTIP award received by a participant in the event that the financial results that determined the award are subsequently determined to be in error or are required to be restated. Further, the maximum amount that can be paid to any individual participant with respect to any particular award period cannot exceed $1 million based on the fair market value of the restricted stock on the date it is awarded.

Upon his departure from the Company and under the terms of a separation agreement, our former Chief Executive Officer, Mark Murphy, received a cash payment of $17,441, representing the portion of our accrual for LTIP awards as of the date of his departure that was allocable to him.

Change of Control Agreements

On July 19, 2011 and April 20, 2012, the Compensation Committee approved change of control agreements (the “Change of Control Agreements”) for Mr. Hurwitz and Mr. Berthelot, respectively. The Change of Control Agreements provide that if the individual’s employment with us involuntarily terminates (as such term is defined in the Change of Control Agreements) within 12 months after a change of control (as such term is defined in the Change of Control Agreements, which includes, among other items, (a) conditions under which a person or group becomes a beneficial owner of 50% or more of the voting power of our outstanding stock, or (b) a change in the composition of our Board occurring within a one-year period of 60% or more), the individual will receive, subject to signing a release of claims in favor of us, (i) a lump sum amount equal to thirty (30) weeks base compensation of the individual at the time of such termination and (ii) one hundred percent (100%) Company-paid health, dental and life insurance coverage as provided to the individual immediately prior to his termination of employment for a period equal to the earlier of (i) twelve (12) months following termination or (ii) until the individual becomes covered under another employer’s group health, dental or life insurance plan. In addition, the individual shall be entitled to receive bonus or compensation award payments, if any, in accordance with the terms of our Annual Incentive Plan and Long Term Incentive Plan and we shall pay the individual all of his accrued and unused vacation, if any, through the date of termination. If the individual receives a payment under the terms of the Change of Control Agreement, he will not be eligible to receive a severance payment under our severance policy in existence at the time of such payment.

In addition to the change of control agreements with Messrs. Hurwitz and Berthelot, we have entered into such agreements, having terms identical to those described in the preceding paragraph, with four other members of management whose annual base compensation aggregates $651,375. Accordingly, in the event that all of the AO Partners Group’s nominees as directors are elected, which would constitute a change of control under the terms of the change of control agreements, we would be liable for payments, up to an aggregate of $655,000, should any of the six individuals with whom we have entered into change of control agreements be involuntarily terminated during the first twelve months following the change of control, as defined in the change of control agreements.

The Change of Control Agreements shall terminate upon the earlier of (i) the date that all obligations of the parties under the Change of Control Agreements have been satisfied or (ii) three years after the effective dates of the Change of Control Agreements.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of June 30, 2012.

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Michael J. Berthelot	6,667	—	$1.41	January 19, 2019
	5,000	—	$1.47	January 9, 2020
	10,000	—	$2.09	December 3, 2020
	10,000	—	$2.34	December 5, 2021
		200,000	$1.99	May 14, 2022

Harold A. Hurwitz	11,111	8,889	$1.97	October 7, 2020

	6,250	18,750	$1.80	September 12, 2021

Compensation of Directors

In 2010, the Compensation Committee engaged Remedy Compensation Consulting (“Remedy”) as its independent compensation consultant to assist the Compensation Committee in evaluating compensation strategies with respect to our employees and the non-employee directors on our Board, noting that director compensation had not changed since 1997. As part of its engagement, the Compensation Committee directed Remedy to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for the group. The analysis with respect to compensation of non-employee Board members resulted in the Board’s adoption, in July 2010, of the compensation plan described below. In 2011, the Compensation Committee engaged the independent compensation consulting firm Compensia (who had acquired Remedy during 2011) to perform an updated analysis based on the same comparative group of companies. Among the findings resulting from the updated analysis were that the elements of the non-employee directors’ compensation plan described below fell generally at, or below, the targeted 25th percentile of the comparative group of companies. As a result, no changes were made to the plan.

The compensation plan for non-employee members of our Board is as follows:

Annual retainer for each director	$24,000
Additional annual retainer for service as:
Lead Director/Chairman	$7,000
Committee Chair	$5,000

All retainers are paid in quarterly installments at the end of each calendar quarter. In the event that a director attends more than six board meetings or more than six meetings of any committee upon which that director serves in one fiscal year, an additional per meeting fee of $1,000 for in person meetings or $500 for telephone meetings will be paid. If any such “excess” committee meeting is held on the same date as a board meeting, only the board meeting will be considered compensable.

Effective July 1, 2012, our Board voluntarily reduced the amounts of the retainers described above by 12%. This reduction will remain in effect for a period that is concurrent with the period in which the 5% reduction in our employees’ base compensation, described in “Fiscal Year 2013 Compensation Reduction” above, is in effect.

Upon initial election or appointment to our Board, each director is granted an option for the purchase of 15,000 shares of our Common Stock. Upon re-election to our Board, each director is granted an option for the purchase of 10,000 shares of our Common Stock. All such option grants are made as of the date of such election, appointment or re-election and in accordance with the terms of our Director Option Plan.

The directors’ fees earned or paid in the fiscal year ended June 30, 2012 are as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
George J. Isaac(3)	$35,500	$10,955	$46,455

Mark P. Murphy	—	—	—

William L. Healey(4)	$37,489	$10,955	$48,444

Michael Berthelot(5)	$28,264	$10,955	$39,219

David Holder(6)	$35,500	$10,955	$46,455

(1)	Cash compensation is based on the annual retainers described herein, and on the following number of meetings (both in-person and telephonic) held during fiscal 2012:

Board of Directors	11
Audit Committee	5
Compensation Committee	7
Nominating and Governance Committee	4

(2)

This column represents the aggregate grant date fair value of stock options granted to each of our directors calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2012. These amounts reflect only the expense to be recognized for financial statement purposes and do not correspond to the actual value that will be recognized by our directors. Upon their re-election as directors in December 2011, each of our non-employee directors at that date, Messrs. Isaac, Berthelot, Healey and Holder, were granted an option to purchase 10,000 shares of our Common Stock at a per share price of $2.34.

(3)	At June 30, 2012, Mr. Isaac held options, all of which were exercisable, to purchase an aggregate of 60,000 shares of Common Stock at a weighted average exercise price of $3.73 per share.
(4)	At June 30, 2012, Mr. Healey held options, all of which were exercisable, to purchase an aggregate of 36,667 shares of Common Stock at a weighted average exercise price of $2.48 per share.
(5)

At June 30, 2012, Mr. Berthelot held options, all of which were exercisable, to purchase an aggregate of 31,667 shares of Common Stock at a weighted average exercise price of $1.93 per share. Such options were granted to Mr. Berthelot during the period in which he served as an independent director and exclude the options granted to Mr. Berthelot upon his becoming our Chief Executive Officer (see “Employment Agreement With Michael J. Berthelot”).

(6)	At June 30, 2012, Mr. Holder held options, all of which were exercisable, to purchase an aggregate of 31,667 shares of Common Stock at a weighted average exercise price of $1.93 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Common Stock that may be issued upon the exercise of options under all of our equity compensation plans as of June 30, 2012.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Issuance Under Equity Compensation Plans (excluding services reflected in column (a))
		(a)	(b)	(c)
Plans Approved by Stockholders:
	1994 Employee Option Plan	—	—	—
	2004 Employee Option Plan	421,671	$2.24	286,632
	1994 Director Option Plan	5,000	$4.20	—
	2004 Director Option Plan	165,001	$3.05	71,667

Options and Restricted Stock Generally

Our Board, as the administrator of our 1994 and 2004 Employee Stock Option Plans and the 1994 and 2004 Director Stock Option Plans, has the discretion to accelerate the vesting of any outstanding options held by the employees and directors in the event of an acquisition of us by a merger or asset sale in which the outstanding options under each such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.

In the event of a change of control (as such term is defined in the stock option plans described in the preceding paragraph, which definition includes, among other items, (a) conditions under which a person or group becomes a beneficial owner of 50% or more of the voting power of our outstanding stock, or (b) a change in the composition of our Board occurring within a one-year period of 60% or more), the Board has the discretion to accelerate the vesting of any outstanding options or shares of restricted stock held by employees. Vesting of outstanding options held by members of our Board would be automatically accelerated as a result of a change of control. A change of control would be effected in the event that all of the AO Partners Group’s nominees as directors are elected.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of our Board in providing oversight to our financial management, independent registered public accounting firm, and financial reporting procedures. Our management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those statements. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in our 2012 Annual Report on Form 10-K with management and Moss Adams, LLP, the independent registered public accounting firm engaged to audit such financial statements.

The Audit Committee has discussed with Moss Adams, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended. The Audit Committee has received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with Moss Adams, LLP its independence. In concluding that Moss Adams, LLP is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams, LLP were compatible with maintaining its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and be filed with the SEC.

The Audit Committee has appointed Moss Adams, LLP to serve as our independent auditors for the fiscal year ending June 30, 2013.

AUDIT COMMITTEE

George J. Isaac	William L. Healey	David Holder

CODE OF BUSINESS CONDUCT AND ETHICS

Our code of business conduct and ethics, as approved by our Board, can be obtained from our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Code of Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of the code that relate to one of more of the items set forth in Item 406(b) of Regulation S-K and its successor regulation, by describing on our Internet website, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted. There have been no waivers of the ethics policy granted during the fiscal year and through the date of this proxy statement, nor have there been any requests for such waivers during that period.

Information on our Internet site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and officers and any person who owns more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC and the Nasdaq Capital Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all forms they file in accordance with Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, except for a late Form 4 filing by Michael J. Berthelot reporting one grant of Common Stock options, during the fiscal year ended June 30, 2012, its officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to such persons.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all

Board members or an applicable committee. Under the policies and procedures, the Board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board pursuant to applicable NASDAQ rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Pro-Dex, Inc. and its shareholders.

Since July 1, 2011, the beginning of our fiscal year 2012, there has not been a transaction or series of related transactions to which we were or are a party, or in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Colorado law.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating and Governance Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and NASDAQ, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with us.

The Board has determined that all of its directors are independent under these standards, except for Mr. Berthelot, who commenced service as our Chief Executive Officer and President on April 20, 2012.

COMMUNICATIONS WITH DIRECTORS

Our Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of our Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. To communicate with our Board, any individual directors or any group or committee of directors, correspondence should be addressed to our Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2361 McGaw Avenue, Irvine, California 92614. To communicate with any of our directors electronically, a shareholder should send an email to our Secretary: hal.hurwitz@pro-dex.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to one or more of the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is our policy that our directors are invited and encouraged to attend all of our annual meetings of shareholders. All of the current directors were in attendance at the 2011 Annual Meeting.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013, and requests our shareholders to ratify this appointment. In the event that our shareholders do not ratify the selection of Moss Adams, LLP as our independent public accountants, our Board will consider the selection of another independent public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

A representative of Moss Adams, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

ACCOUNTING FEES

The Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee considers whether the performance of any service by our independent registered public accounting firm is compatible with maintaining such firm’s independence.

The following table sets forth the aggregate fees billed to us for the fiscal years ended June 30, 2012 and June 30, 2011 by our independent registered public accounting firm, Moss Adams, LLP, all of which were preapproved by the Audit Committee:

	Years Ended June 30,
	2012	2011
Audit Fees[1]	$153,500	$151,000
Audit-Related Fees[2]	$12,030	—
Tax Fees[3]	$22,140	$29,000
All Other Fees[4]	—	—

Total	$187,670	$180,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Required Vote and Board Recommendation

Although shareholder ratification is not required for the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013, our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, this proposal will be ratified and approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, containing audited financial statements for the fiscal year ended June 30, 2012 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

PROPOSALS OF SHAREHOLDERS

Pursuant to Rule 14a-8 of the SEC, proposals by shareholders which are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by September 19, 2013, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals. Proposals by shareholders at our 2013 Annual Shareholders’ Meeting that are not intended for inclusion in our proxy materials must also be received by our Secretary no later than September 19, 2013. Every shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

OTHER MATTERS

Our Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

OUR SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR SIGNED BLUE PROXY CARD AS SOON AS POSSIBLE, OR TO VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE BLUE PROXY CARD.

By Order of the Board of Directors,

PRO-DEX, INC.

/s/ Harold A. Hurwitz

Corporate Secretary

Irvine, California

SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A PAPER COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED JUNE 30, 2012, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO: INVESTOR RELATIONS, PRO-DEX, INC., 2361 MCGAW AVENUE, IRVINE, CALIFORNIA 92614 OR CALLING (949) 769-3200.

ANNEX A

CERTAIN INFORMATION REGARDING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

Information Regarding Principal Occupations and Business Addresses of Participants

The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees and executives who, under the rules of the SEC, are or may be considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2012 Annual Meeting of Shareholders.

Name	Business Address	Principal Occupation
Michael J. Berthelot	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	President and Chief Executive Officer of Pro-Dex, Inc.

William L. Healey	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	Consultant and Private Investor

David Holder	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	Managing General Partner of Holder Capital Partners

George J. Isaac	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	Certified Public Accountant

Harold A. Hurwitz	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	Chief Financial Officer of Pro-Dex, Inc.

David C. Hovda	c/o Pro-Dex, Inc. 2361 McGaw Avenue Irvine, California 92614	President and Chief Executive Officer of Spinal Motion, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of October 15, 2012 by the “participants” are set forth in the section of the proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Information Regarding Arrangements with Certain Participants

As disclosed in the proxy statement, Messrs. Berthelot and Hurwitz are each parties to change of control agreements with the Company that provide for certain payments upon their termination of employment or a change in control of the Company. See the section of the proxy statement entitled “Change of Control Agreements” for additional information.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all purchases and sales of shares of our common stock by the “participants” within the last two years. Except as described in this proxy statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. All transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares and Options	Transaction Description
Michael J. Berthelot	12/05/11	10,000	Acquisition – Stock option award (subject to vesting)
	05/14/12	200,000	Acquisition – Stock option award (subject to vesting)
	11/29/12	6,667	Acquisition – Stock option exercise
	11/29/12	5,000	Acquisition – Stock option exercise

William L. Healey	12/05/11	10,000	Acquisition – Stock option award (subject to vesting)
	11/28/12	5,000	Acquisition – Stock option exercise
	11/28/12	5,000	Acquisition – Stock option exercise

David Holder	12/05/11	10,000	Acquisition – Stock option award (subject to vesting)
	11/28/12	966	Acquisition – Open market purchase
	11/28/12	6,667	Acquisition – Stock option exercise
	11/28/12	5,000	Acquisition – Stock option exercise

George J. Isaac	12/05/11	10,000	Acquisition – Stock option award (subject to vesting)

Harold A. Hurwitz	09/12/11	25,000	Acquisition – Stock option award (subject to vesting)
	09/11/12	5,000	Acquisition – Restricted stock award (subject to vesting)
	09/11/12	5,000	Acquisition – Stock option award (subject to vesting)

David C. Hovda			No Transactions

Miscellaneous Information Regarding Participants

Except as described in this Annex A or the proxy statement, none of the “participants” (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of us or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Annex A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Annex A or the proxy statement, neither we nor any of the “participants” has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the 2012 Annual Meeting of Shareholders or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Except as disclosed in this Annex A or the proxy statement, none of us, the “participants” or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000. Other than as set forth in this Annex A or the proxy statement, none of us, any of the “participants” or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

A-2

PRO-DEX, INC. 2361 MCGAW AVENUE IRVIN, CA 92614

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL the following nominees:
1.	Election of Directors Nominees	☐	☐	☐

01	Michael J. Berthelot 02 William L. Healey 03 David Holder 04 George J. Isaac 05 David C. Hovda

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain

2	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000116074_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Shareholder Letter is/are available at www.proxyvote.com.

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PRO-DEX, INC. Annual Meeting of Shareholders January 17, 2013 8:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Harold A. Hurwitz as attorney and proxy, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Pro-Dex, Inc. held of record by the undersigned on November 29, 2012, at the Annual Meeting of Shareholders to be held at the Embassy Suites Irvine, 2120 Main Street, Irvine, California 92614, on January 17, 2013, at 8:00 a.m., local time, and at any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all Proposals.

Continued and to be signed on reverse side

    0000116074_2    R1.0.0.11699